INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in this Registration Statement on Form S-8 of West Coast Bancorp of our report dated January 22, 2002, appearing in the Annual Report on Form 10-K of West Coast Bancorp for the year ended December 31, 2001.


      /s/ Deloitte & Touche LLP
      DELOITTE & TOUCHE LLP


      Portland, Oregon
      May 14, 2002